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                                                                   Exhibit 23.01




            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fairchild Semiconductor International, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-52060) on Form S-4, the registration statements (Nos. 333-75678 and 333-84094) on Form S-3 and the registration statements (Nos. 333-107342, 333-31812, 333-40412, 333-40416, 333-44432, 333-53620, 333-84439, 333-84747,
333-82694 and 333-119595) on Form S-8 of Fairchild Semiconductor International, Inc. (Fairchild Semiconductor) of our reports dated March 10, 2005, with respect to the consolidated balance sheets of Fairchild Semiconductor as of December 26, 2004 and December 28, 2003, and the related consolidated statements of operations, comprehensive income (loss), cash flows and stockholders' equity for each of the years in the three-year period ended December 26, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 26, 2004 and the effectiveness of internal control over financial reporting as of December 26, 2004, which reports appear in the December 26, 2004 annual report on Form 10-K of Fairchild Semiconductor.

                                                  /s/ KPMG LLP


Boston, Massachusetts
March 10, 2005